[Aetna Letterhead]                            151 Farmington Avenue
[Aetna Logo]                                  Hartford, CT 06156

                                              Susan E. Bryant
                                              Counsel
                                              Law Division, RE4A
                                              Investments & Financial Services
                                              (860) 273-7834
                                              Fax: (860) 273-0356

April 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account I of Aetna Insurance Company of America Post-Effective Amendment No. 8 to Registration Statement on Form N-4 File Nos. 33-80750 and 811-8582

Dear Sir or Madam:

As Counsel of Aetna Insurance Company of America (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account I of Aetna Insurance Company of America on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-80750).

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Insurance Company of America